UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54471	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2014, American Standard Energy, Corp., a Nevada corporation (the “Company”) and wholly-owned subsidiary of American Standard Energy Corp., a Delaware corporation (the “Parent”), sold certain oil and gas properties owned by the Company, located in the Bakken Region of North Dakota (the “Assets”) that are operated by an undisclosed purchaser (the “Purchaser”) to the Purchaser pursuant to a Purchase and Sale Agreement (the “Agreement”) by and between the Company and the Purchaser (the “Asset Sale”). The Agreement was approved by the Company’s Board of Directors and the Parent’s Board of Directors.

At the effective time of the Asset Sale, on the terms and subject to the conditions set forth in the Agreement, the Purchaser shall pay to the Company $11,100,000, subject to adjustment (the “Adjusted Purchase Price”), in exchange for the Assets.

Consummation of the Asset Sale is subject to a due diligence period of ten (10) business days. The Agreement contains customary representations, warranties, and convenants, as well as indemnification provisions, which, except in limited circumstances, survive for twelve (12) months from the closing date. In no event shall the Company’s liability to indemnify the Purchaser and its affiliates, officers, managers, and exceed the Adjusted Purchase Price.

The representations, warranties and covenants of the Company contained in the Agreement have been made solely for the benefit of Purchaser. In addition, such representations, warranties, and covenants (a) have been made only for purposes of the Agreement, (b) are subject to materiality qualifications contained in the Agreement, which might differ from what is viewed as material by investors, (c) were made only as of the date of the Agreement or such other date as is specified in the Agreement, and (d) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement that is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Purchase and Sale Agreement, dated as of October 22, 2014, by and between American Standard Energy, Corp., and an undisclosed purchaser.

*	Schedules and annexes are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014

AMERICAN STANDARD ENERGY CORP.

By:	/s/ J. Steven Person
J. Steven Person, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of October 22, 2014, by and between American Standard Energy Corp., and an undisclosed purchaser.

*	Schedules and annexes are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.